As filed with the Securities and Exchange Commission on September 22, 2008
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

SYNVISTA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3304550
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

221 W. Grand Avenue
 Montvale, New Jersey 07645
(Address, Including Zip Code, of Principal Executive Offices)

SYNVISTA THERAPEUTICS, INC. 2005 STOCK PLAN
(Full Title of the Plan)

DR. NOAH BERKOWITZ
PRESIDENT AND CHIEF EXECUTIVE OFFICER
SYNVISTA THERAPEUTICS, INC.
221 W. GRAND AVENUE
MONTVALE, NEW JERSEY 07645
(201) 934-5000
  (Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

with a copy to:

WILLIAM T. WHELAN, ESQ.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
ONE FINANCIAL CENTER
BOSTON, MA 02111
(617) 542-2241

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting  company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $.01 par value	940,000 shares		$1.34		$1,259,600		$49.50

Rights to Purchase Series A Preferred Stock		(3)		(3)		(3)	None

(1)
The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Synvista Therapeutics, Inc. 2005 Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange as of a date (September 19, 2008) within five business days prior to filing this Registration Statement.

(3)	No separate consideration will be received for the Rights to purchase Series A Preferred Stock.

EXPLANATORY NOTES

1. Synvista Therapeutics, Inc. (f/k/a Alteon Inc.) (the “Company”) registered 5,000,000 shares under its 2005 Stock Plan (the “Plan”) on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2005 (File No. 333-126563). In conjunction with an amendment to that Plan, the Company registered an additional 5,000,000 shares under the Plan on a Registration Statement on Form S-8, filed with the Commission on September 5, 2006 (File No. 333-137115). In conjunction with another amendment to that Plan, the Company registered an additional 1,060,000 shares under the Plan on a Registration Statement on Form S-8, filed with the Commission on November 8, 2007 (File No. 333-147248). In conjunction with another amendment to that Plan, the Company is now registering an additional 940,000 shares under the Plan.

2. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, filed on April 29, 2008.
(2)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 31, 2008.
(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 14, 2008.
(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 14, 2008.
(5)	The Registrant’s Current Report on Form 8-K, filed on January 23, 2008.
(6)	The Registrant’s Current Report on Form 8-K, filed on March 26, 2008.
(7)	The Registrant’s Current Report on Form 8-K, filed on July 25, 2008.
(8)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the Commission under the Exchange Act, filed on June 3, 2008.
(9)
The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, filed on November 1, 1991, including any amendment or report filed for the purpose of updating such description.

(10)
The description of the Rights under the Registrant’s Amended and Restated Stockholder Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A/A (File No. 001-16043), filed under the Exchange Act on July 27, 2005, including any amendment or report filed for the purposes of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3/A, File No. 333-145935.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated July 22, 2008. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on July 24, 2008, SEC File Number 001-16043.)

(4.2)
Amended and Restated Certificate of Incorporation of the Company dated July 23, 2007. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, SEC File Number 001-16043.)

(4.3)	Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 7, 2007, SEC File Number 001-16043.)

(4.4)
Amended and Restated Stockholder Rights Agreement between the Company and American Stock Transfer & Trust Company as Rights Agent, dated as of July 27, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A filed on July 27, 2005, SEC File Number 001- 16043.)

(4.5)
Amendment No. 1 to Stockholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company, dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on January 16, 2007, SEC File No. 001-16043.)

(4.6)
Registration Rights Agreement by and between the Company and the Purchasers named therein, dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.7)
Registration Rights Agreement by and between the Company and the Purchasers named therein, dated as of September 13, 2006. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 19, 2006, SEC File No. 001-16043.)

(4.8)
Registration Rights Agreement among the Company and the Purchasers named therein, dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8- K filed on January 16, 2007, SEC File No. 001-16043.)

(4.9)
Form of Registration Rights Agreement among the Company and each Purchaser identified on the signature pages thereto. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File No. 001-16043.)

(4.10)
Amendment No. 1 to Registration Rights Agreement dated May 14, 2007 by and among the Company and the purchasers identified on the signature pages to that certain Registration Rights Agreement dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8- K filed on May 18, 2007, SEC File Number 001-16043.)

(4.11)
Amendment No. 1 to Registration Rights Agreement dated September 7, 2007 by and among the Company and the purchasers identified on the signature pages to that certain Registration Rights Agreement dated as of July 25, 2007. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2007, SEC File Number 001-16043.)

(4.12)
Form of Common Stock Purchase Warrant, dated July 2, 2004. (Incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.13)
Form of Common Stock Purchase Warrant, dated January 5, 2005. (Incorporated by reference to Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.14)
Form of Common Stock Purchase Warrant issued to Investors pursuant to the Securities Purchase Agreement by and between the Company and the Purchasers named therein, dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.15)
Form of Common Stock Purchase Warrant issued to Investors pursuant to the Securities Purchase Agreement by and between the Company and the Purchasers named therein, dated as of September 13, 2006. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 19, 2006, SEC File No. 001-16043.)

(4.16)
Series B Preferred Stock and Warrant Purchase Agreement, as amended, among the Company and the Purchasers named therein, dated as of April 5, 2007 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File Number 001-16043.)

(4.17)
Form of Preferred Stock Purchase Warrant to be issued to the Purchasers pursuant to the Series B Preferred Stock and Warrant Purchase Agreement, dated as of April 5, 2007. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File No. 001-16043.)

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.*

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of J.H. Cohn LLP. *

(24)	Power of Attorney (set forth on the signature page of this Registration Statement).

(99.1)	Synvista Therapeutics, Inc. 2005 Stock Plan, as amended.*
________________
* Filed herewith

Item 9. Undertakings.

(a)	Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the  aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the  low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed  with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price  represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation  of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is  on Form S-8, and the information required to be included in a post-effective amendment by those  paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in  the Registration Statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration  Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective  amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the  Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are  incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed  pursuant to Rule 424(b) that is part of the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered  therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering  thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being  registered which remain unsold at the termination of the offering.

(b)
Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on September  22, 2008.

SYNVISTA THERAPEUTICS, INC.

By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Noah Berkowitz and Wendy A. Milici, and each of them, singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Synvista Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah Berkowitz, M.D., Ph.D.	President,	September 22, 2008
Noah Berkowitz, M.D., Ph.D.	Chief Executive Officer and
Director

/s Wendy A. Milci	(principal financial	September 22, 2008
Wendy A. Milici	officer)

/s/ Alex D’Amico	(principal accounting	September 22, 2008
Alex D’Amico	officer)

/s/ Wayne P. Yetter	Director	September 22, 2008
Wayne P. Yetter

/s/ Mary C. Tanner	Director	September 22, 2008
Mary C. Tanner

/s/ John F. Bedard	Director	September 22, 2008
John F. Bedard

SYNVISTA THERAPEUTICS, INC.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit No.	Description of Exhibit

(4.1)
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated July 22, 2008. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on July 24, 2008, SEC File Number 001-16043.)

(4.2)
Amended and Restated Certificate of Incorporation of the Company dated July 23, 2007. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, SEC File Number 001-16043.)

(4.3)	Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 7, 2007, SEC File Number 001-16043.)

(4.4)
Amended and Restated Stockholder Rights Agreement between the Company and American Stock Transfer & Trust Company as Rights Agent, dated as of July 27, 2005. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A filed on July 27, 2005, SEC File Number 001- 16043.)

(4.5)
Amendment No. 1 to Stockholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company, dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on January 16, 2007, SEC File No. 001-16043.)

(4.6)
Registration Rights Agreement by and between the Company and the Purchasers named therein, dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.7)
Registration Rights Agreement by and between the Company and the Purchasers named therein, dated as of September 13, 2006. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 19, 2006, SEC File No. 001-16043.)

(4.8)
Registration Rights Agreement among the Company and the Purchasers named therein, dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8- K filed on January 16, 2007, SEC File No. 001-16043.)

(4.9)
Form of Registration Rights Agreement among the Company and each Purchaser identified on the signature pages thereto. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File No. 001-16043.)

(4.10)
Amendment No. 1 to Registration Rights Agreement dated May 14, 2007 by and among the Company and the purchasers identified on the signature pages to that certain Registration Rights Agreement dated as of January 11, 2007. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8- K filed on May 18, 2007, SEC File Number 001-16043.)

(4.11)
Amendment No. 1 to Registration Rights Agreement dated September 7, 2007 by and among the Company and the purchasers identified on the signature pages to that certain Registration Rights Agreement dated as of July 25, 2007. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2007, SEC File Number 001-16043.)

(4.12)
Form of Common Stock Purchase Warrant, dated July 2, 2004. (Incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.13)
Form of Common Stock Purchase Warrant, dated January 5, 2005. (Incorporated by reference to Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.14)
Form of Common Stock Purchase Warrant issued to Investors pursuant to the Securities Purchase Agreement by and between the Company and the Purchasers named therein, dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.15)
Form of Common Stock Purchase Warrant issued to Investors pursuant to the Securities Purchase Agreement by and between the Company and the Purchasers named therein, dated as of September 13, 2006. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 19, 2006, SEC File No. 001-16043.)

(4.16)
Series B Preferred Stock and Warrant Purchase Agreement, as amended, among the Company and the Purchasers named therein, dated as of April 5, 2007 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File Number 001-16043.)

(4.17)
Form of Preferred Stock Purchase Warrant to be issued to the Purchasers pursuant to the Series B Preferred Stock and Warrant Purchase Agreement, dated as of April 5, 2007. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 11, 2007, SEC File No. 001-16043.)

(5.1)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.*

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of J.H. Cohn LLP. *

(24)	Power of Attorney (set forth on the signature page of this Registration Statement).

(99.1)	Synvista Therapeutics, Inc. 2005 Stock Plan, as amended.*
____________________
* Filed herewith